Exhibit 99.1

Digital Recorders, Inc. Announces TwinVision Business Unit Leadership Transition

     DALLAS--(BUSINESS WIRE)--January 31, 2005--

           Gerald Sheehan Continues Relationship With DRI Through New Position With the Company's Manufacturers' Representative Organization

     Digital Recorders, Inc. (DRI) (Nasdaq:TBUS), a market leader in transit, transportation and law enforcement digital communications and audio enhancement systems, announced today that Gerald (Jerry) Sheehan, President and General Manager of its TwinVision na, Inc. business unit in Research Triangle Park, N.C., has resigned from his position within the Company to join Transit Marketing Group, Inc. (TMG) in a sales and marketing position.
     TMG, a manufacturers' representative organization based in Boulder, Colo., has been responsible for sales of the Company's TwinVision(R) products in the Western part of the United States since 1997.
     "While we always are sad to see team members move to other career opportunities, in this situation we have the good outcome of Jerry remaining in the DRI family and, thus, still being available to apply his considerable knowledge and talent to the benefit of the Company. At the same time, he will be able to fulfill some personal goals. TMG is an important part of the success of this Company, and remains so, but now will have the added strength that Jerry brings. We wish Jerry well and look forward to the continued relationship with him through TMG. We will name Jerry's successor at a later date; in the interim, we have outstanding talent on the DRI team that will carry on the tradition of providing quality products and excellent service to our customers," David L. Turney, the Company's Chairman, Chief Executive Officer and President, said.

     About the TVna Business Unit

     Established in 1996, the TVna business unit designs, manufactures, sells, and services electronic route destination signage systems used on transit and transportation vehicles. Its customers include operating agencies, which use transit and transportation vehicles, commercial transportation vehicle operators, and the manufacturers of those vehicles.

     About the Company

     Digital Recorders, Inc. is a market leader in transit, transportation and law enforcement or security digital communications and audio enhancement systems using proprietary software applications. Our products improve the flow and mobility of people through transportation infrastructure, mitigate security threats, and enhance law enforcement agencies' surveillance capabilities. Our transit communications products -- TwinVision(R) and Mobitec(R) route destination signage systems, Talking Bus(R) voice announcement systems, Internet-based passenger information systems, and computer aided dispatch/ automatic vehicle locating and monitoring systems -- enhance public transportation and mitigate security threats worldwide. Our electronic surveillance tools, including microphone amplifiers and processors, countermeasures devices, speech activity detectors, and radio/television noise cancellers, help law-enforcement agencies around the globe detect, capture, arrest and prosecute criminals. For more information about DRI and its operations worldwide, go to www.digrec.com.

     Forward-Looking Statements

     Statements regarding our continuing relationship with TMG and Gerald Sheehan, our future product sales, as well as other statements that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number or risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements. These include, but are not limited to, uncertainties surrounding the anticipated benefits of a continued business relationship with TMG and Gerald Sheehan, future sales of our products and services, risks and uncertainties related to general economic conditions, product demand and market acceptance risks, and the results of implementing the Company's business plan. Refer to the Company's various Securities and Exchange Commission filings, such as its Forms 10-Q and 10-K, for further information about forward-looking statements and risks associated with the Company's business.


     CONTACT: Digital Recorders, Inc., Dallas
              Veronica B. Marks, 214-378-4776
              Fax: 214-378-8437
              E-Mail: veronicam@digrec.com
              or
              Investor Relations Contact:
              Citigate Financial Intelligence
              Robin Weinberg, 201-499-3500
              Fax: 201-499-3600
              E-Mail: Robin.Weinberg@citigatefi.com